Exhibit 4.10

                       RESTRICTED STOCK PURCHASE AGREEMENT

      THIS RESTRICTED STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of the 20th day of July, 2001, by and between EP MedSystems, Inc., a New Jersey Company (the "Company"), and Reinhard Schmidt (the "Executive").

                              W I T N E S S E T H:

      WHEREAS, contemporaneously herewith the Executive and the Company have entered into an Employment Agreement, dated even date herewith (the "Employment Agreement"), pursuant to which the Executive will serve as Chief Operating Officer of the Company; and

      WHEREAS, the Executive wishes to purchase, and the Company wishes to sell to the Executive, 100,000 shares of the Company's common stock, without par value per share ("Common Stock") at a price of $2.20 per share (the "Original Cost Per Share") and a warrant to purchase an additional 100,000 at a price of $2.75 per share for a period of five (5) years from the date of issuance (the "Warrant"); and

      WHEREAS, such shares of Common Stock and the Warrant will be issued and sold to the Executive in order to provide an incentive to the Executive to exercise his best efforts on behalf of, and to remain as Chief Operating Officer of the Company, subject to the terms and provisions of this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

      SECTION 1. Definitions.

      As used in this Agreement, the following terms shall have the following respective meanings:

      "Cause" shall mean cause as defined in the Employment Agreement, dated even date herewith, entered into by the Executive and the Company.

      "Common Shares" shall mean the issued and outstanding shares of the Company's Common Stock, at the applicable time.

      "Family" shall include any spouse, lineal ancestor or descendant or sibling, any trust for the exclusive benefit of any of the foregoing or any Company, limited partnership, limited liability company or other entity majority controlled by any of the foregoing individuals or trusts.

      "Person" shall mean and include a natural person, a Company, a limited liability company, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.


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      "Public Offering" shall mean a distribution of new securities in an underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to the Securities Act.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute and the rules and regulations of the Securities and Exchange Commission thereunder, as shall be in effect at the applicable time.

      "Shares" shall mean the shares of Common Stock purchased by the Executive hereunder.

      "Termination of Employment" shall mean the termination of the employment relationship between the Company and the Executive for any reason (with or without cause), except for involuntary termination without cause.

      "Transfer" shall include any direct or indirect sale, assignment, transfer, pledge (but not including a pledge in favor of the Company), hypothecation or other disposition of any Shares or of any legal or beneficial interest therein.

      SECTION 2. Sale to the Executive of Common Stock and Warrant. Subject to the terms and conditions contained herein, the Company hereby sells, transfers and assigns to the Executive, and the Executive hereby purchases from the Company, the Shares and the Warrant for a purchase price equal to the Original Cost Per Share (US$220,000.00 in the aggregate). The Executive covenants and agrees to forward to the Company, if, as and when filed, a copy of any forms filed by the Executive with the Internal Revenue Service with respect to the Shares pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended.

      SECTION 3. Termination of Employment.

            (a) (i) In the event of the Termination of Employment of the Executive, the Company shall have the right to purchase from the Executive, and if the Company exercises its option pursuant to this Section (a)(i), the Executive shall sell to the Company upon the exercise of such right, up to 100% of his Shares (rounded up to the nearest whole Share) at the Original Cost Per Share determined in accordance with the following table:

--------------------------------------------------------------------------------
If the Termination of Employment Occurs   Percentage of Shares Subject to
on or Prior to the Following Dates        Repurchase at Original Cost Per Share
================================================================================
End of 1st quarter year 1 from Date of    100%
Employment
--------------------------------------------------------------------------------
End of 2nd quarter year 1 from Date of    87.5%
Employment
--------------------------------------------------------------------------------
End of 3rd quarter year 1 from Date of    75%
Employment
--------------------------------------------------------------------------------
End of 4th quarter year 1 from Date of    62.5%
Employment
--------------------------------------------------------------------------------
End of 1st quarter year 2 from Date of    50%
Employment
--------------------------------------------------------------------------------
End of 2nd quarter year 2 from Date of    37.5%
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
Employment
--------------------------------------------------------------------------------
End of 3rd  quarter year 2 from Date of   25%
Employment
--------------------------------------------------------------------------------
End of 4th  quarter year 2 from Date of   12.5%
Employment
--------------------------------------------------------------------------------
After 4th quarter year 2 from Date of     0%
Employment
--------------------------------------------------------------------------------

      For purposes hereof, the term "Date of Employment" shall mean August 20, 2001.

                  (ii) The number of Shares subject to purchase pursuant to this
Section 3(a) shall be adjusted to give effect to any stock dividend, or other distribution of stock made on or in respect of such Shares, or any subdivision, combination or reclassification of the outstanding capital stock of the Company or received in exchange for the Shares.

            (b) In order to exercise the option to purchase the Executive's Shares under this Section 3, the Company shall deliver a written notice to the Executive (the "Repurchase Notice"), indicating its election to purchase the Shares and specifying the number of Shares which the Company elects to purchase and the purchase price therefor, within ninety (90) days after the Executive's Termination of Employment.

            (c) The repurchase of Shares hereunder shall be made on a date within thirty (30) days of the delivery of the Repurchase Notice, by delivery of payment to the Executive, by check or wire transfer, against receipt of one or more certificates, properly endorsed, evidencing the Executive's Shares to be so purchased. If the repurchase is not consummated by such date, the Company may deliver to the Executive by check or wire transfer the applicable repurchase price for the Shares to be repurchased and may cancel the certificates evidencing such Shares on the books and records of the Company.

      SECTION 4. Legend on Shares and Notice of Transfer.

            4.1 Restrictive Legends.

            (a) Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall (unless otherwise permitted by the provisions of Section 4.2 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.

            (b) Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall (unless otherwise permitted by the


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provisions of Section 4.2 hereof) also be stamped or otherwise imprinted with a legend in substantially the following form:

      ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK PURCHASE AGREEMENT, DATED AS OF JULY 20, 2001, BETWEEN EP MEDSYSTEMS, INC. AND THE HOLDER OF RECORD OF THIS CERTIFICATE AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF EP MEDSYSTEMS, INC.

            4.2 Notice of Transfer.

            (a) The Executive, and any other holder of any Shares by acceptance thereof, agrees that, prior to any Transfer of any Shares, such holder will give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 4.2. Each such notice shall contain (i) a statement setting forth the intention of said holder's prospective transferee with respect to its retention or disposition of said Shares; and (ii) unless waived by the Company, a written opinion of counsel for such holder, in form and substance reasonably satisfactory to the Company, as to the necessity or non-necessity for registration under the Securities Act and applicable state securities laws in connection with such Transfer and stating the factual and statutory basis relied upon by counsel. The following provisions shall then apply:

                  (i) If the proposed Transfer of Shares may be effected without registration or qualification under the Securities Act and any applicable state securities laws, then the registered holder of such Shares shall be entitled to Transfer such Shares in accordance with Section 5 hereof and the intended method of disposition specified in the statement delivered by such holder to the Company.

                  (ii) If the proposed Transfer of such Shares may not be effected without registration under the Securities Act or registration or qualification under any applicable state securities laws, the registered holder of such Shares shall not be entitled to Transfer such Shares pursuant to Section 5 hereof until the requisite registration or qualification is effective.

            (b) Notwithstanding the provisions of Section 4.2(a), in the case of a Transfer by a holder to a member of such holder's Family, no such opinion of counsel shall be necessary; provided, that the transferee agrees in writing to be subject to this Agreement to the same extent as if such transferee were originally a signatory to this Agreement.

            (c) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 4.1(a) hereof unless (i) in the written opinion of counsel addressed and


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delivered and in form and substance reasonably satisfactory to the Company, the registration of future Transfers is not required by the applicable provisions of the Securities Act or applicable state securities laws; (ii) the Company shall have waived the requirement of such legend; or (iii) in the opinion of counsel to the Company, such Transfer shall have been made in connection with an effective registration statement filed pursuant to the Securities Act or in compliance with the requirements of Rule 144 or Rule 144A (or any similar or successor rule) promulgated under the Securities Act, and in compliance with applicable state securities laws.

            (d) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 4.1(b) hereof, for so long as this Agreement remains in effect. In the event of the termination of this Agreement, the holder of Shares may request that the Company issue a new certificate not bearing the legend set forth in Section 4.1(b) hereof.

      SECTION 5. Prohibited Transfers.

            (a) The Executive agrees that he shall not Transfer any of his Shares which are subject to repurchase pursuant to Section 3 above at any time. The Executive further agrees that he shall not Transfer any of his Shares which are no longer subject to repurchase pursuant to Section 3 above without the prior written consent of the Board of Directors of the Company.

            (b) Notwithstanding anything to the contrary contained herein, the Executive (and any permitted transferee of the Executive) may Transfer all of his Shares: (i) to any member of the Family of the Executive (or such permitted transferee); provided, that such transferee shall agree in writing with the Company, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement and, provided, further, that the interests in any Family trusts shall be non-transferable or, if such interests are transferable, the Board of Directors of the Company shall have granted its consent to such Transfer in its sole discretion and (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the deceased the Executive (or permitted transferee).

            5.2 If requested in writing by the managing underwriters, if any, of any Public Offering, the Executive agrees not to offer, sell, contract to sell or otherwise dispose of any Shares except as part of such Public Offering within thirty (30) days before or one hundred and eighty (180) days after the effective date of the registration statement filed with respect to such Public Offering, and the Company hereby also so agrees; provided, however, that this restriction will not apply to Transfers permitted under Section 5.1(b), provided such transferee agrees in writing with the Company, prior to and as a condition precedent to such Transfer, to be bound by the restrictions contained in this
Section 5.1(c) (and the other provisions of this Agreement).

      SECTION 6. Representations.

            6.1 Representations of the Executive. In connection with the Executive's acquisition of the Shares and the Warrant, the Executive hereby represents and warrants to the Company as follows:


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            (a) Investment Intent; Capacity to Protect Interests. The Executive
is acquiring the Shares and the Warrant solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Shares or the shares subject to the Warrant or any portion thereof, respectively, and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or the shares subject to the Warrant or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. The Executive also represents that the entire legal and beneficial interest of the Shares and the Warrant are being acquired, and will be held, for his account only, and neither in whole or in part for any other person.

            (b) Restricted Securities. The Executive understands and acknowledges that the sale and issuance of the Shares and the Warrant have not been registered under the Securities Act; that the Shares, the Warrant and the shares subject to the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and that the Company is under no obligation to register the Shares or the shares subject to the Warrant.

            (c) Disposition under Rule 144. The Executive understands that the Shares, the Warrant and the shares subject to the Warrant are restricted securities within the meaning of Rule 144 promulgated under the Securities Act, and even then will not be available unless (i) a public trading market then exists for the Shares, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares or the shares subject to the Warrant may be made only in limited amounts in accordance with such terms and conditions.

            (d) Authorization. The execution, delivery and performance by the Executive of this Agreement and all transactions contemplated by this Agreement have been duly authorized by all action required by law, its Certificate of Incorporation, its By-laws or otherwise.

            (e) Enforceability. This Agreement has been duly executed and delivered by the Executive and constitutes the legal, valid and binding obligation of the Executive enforceable against him in accordance with its terms.

            6.2 Representations of the Company. The Company represents to the Executive that:

            (a) The execution, delivery and performance by the Company of this Agreement and all transactions contemplated by this Agreement have been duly authorized by all action required by law, its Certificate of Incorporation, its By-laws or otherwise.

            (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

      SECTION 7. Withholding. Upon the request of the Company, the Executive shall promptly pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with


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respect to the Shares (or any distributions of other securities or property
(including cash) thereon or issued in replacement thereof).

      SECTION 8. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party entitled to the benefit of such covenants or agreements may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, (a) an action for damages as a result of any such breach, (b) an action for specific performance of any such covenant or agreement contained in this Agreement, and/or (c) a temporary or permanent injunction, in any case without showing any actual damage. The rights, power and remedies of the parties under this Agreement are cumulative and not exclusive of any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. Any purported Transfer in violation of the provisions of this Agreement shall be null and void ab initio.

      SECTION 9. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company, the Executive, the respective successors or heirs, distributees and personal representatives and permitted assigns of the Company and the Executive, and each other person who shall properly become a registered holder of any Shares or any shares subject to the Warrant that have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or Rule 144 or Rule 144A (or any similar or successor rule).

      SECTION 10. Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
(a) when delivered by hand, (b) one (1) business day after the business day of transmission, if sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) one
(1) business day after the business day of deposit with the carrier, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses or telecopy numbers as a party may designate as to itself by notice to the other parties):

      (a)   If to the Executive:

                  Reinhard Schmidt
                  55 Troy Drive
                  Short Hills, New Jersey 07078

      (b)   If to the Company:

                  EP MedSystems, Inc.
                  100 Stierli Court, Suite 107
                  Mount Arlington, New Jersey 07856
                  Attention: Chief The Executive Officer


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      SECTION 11. Counterparts; Facsimile Execution. This Agreement may be
executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

      SECTION 12. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New Jersey, without giving effect to the choice of law principles thereof.

      SECTION 13. Entire Agreement. This Agreement constitutes the entire agreement by the Company and the Executive with respect to the subject matter hereof and except as specifically provided herein, supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.

                            [signature page follows]


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                            EP MEDSYSTEMS,  INC.


                            By: s/ David A. Jenkins
                                Name:  David A. Jenkins
                                Title: President and Chief The Executive Officer


                            s/ Reinhard Schmidt
                            Reinhard Schmidt


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